Exhibit 99.1

KASOWITZ LLP

Daniel A. Saunders (SBN 161051)

DSaunders@kasowitz.com

Robert W. Bosslet (SBN 278027)

RBosslet@kasowitz.com

1801 Century Park East, Suite 1830

Los Angeles, California 90067

Telephone: (424) 288-7900

Facsimile: (424) 288-7901

Marc E. Kasowitz (pro hac vice application forthcoming) MKasowitz@kasowitz.com

Ronald R. Rossi (pro hac vice application forthcoming) RRossi@kasowitz.com

Daniel J. Koevary (pro hac vice application forthcoming) DKoevary@kasowitz.com

Dwayne A. Amos (pro hac vice application forthcoming) DAmos@kasowitz.com

Brittany F. Alzfan (pro hac vice application forthcoming) BAlzfan@kasowitz.com

1633 Broadway

New York, NY 10019

Telephone: (212) 506-1837

Facsimile: (212) 500-3422

Attorneys for Plaintiff Scilex Holding Company

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SCILEX HOLDING COMPANY,	Case No.:

Plaintiff,

v.

MARC WADE, an individual, ANDREW BRANION, an individual, BRADLEY BARLOW, an individual, THE ST. JAMES BANK & TRUST COMPANY LTD., OMEGA & CORINTH GROUP LTD., and BANK OF NEW YORK MELLON CORPORATION,

Defendants.

COMPLAINT FOR: 1. Violation of § 10(b) of the Exchange Act and Rule 10b-5 2. Violation of Cal. Corp. Code §§ 25401 and 25501 3. Fraudulent Inducement 4. Conversion 5. Negligence JURY TRIAL DEMANDED

COMPLAINT

Plaintiff Scilex Holding Company (“Scilex” or “Plaintiff”) brings this action against Defendants Marc Wade (“Wade”), Andrew Branion (“Branion”), Bradley Barlow (“Barlow”), The St. James Bank & Trust Company Ltd. (“St. James”), Omega & Corinth Group LTD. (“Omega & Corinth” or “Omega,” and collectively, the “Wade Defendants”), and Bank of New York Mellon Corporation (“BNY Mellon,” and together with the Wade Defendants, “Defendants”). In support of this Complaint, Plaintiff alleges as follows:

PRELIMINARY STATEMENT

1.
This action arises from a conspiracy to defraud a borrower out of tens of millions of dollars’ worth of securities it pledged as part of a non-recourse loan agreement (the “Loan Agreement”). St. James, through its principal Marc Wade and Omega & Corinth, agreed in late 2025 to lend Scilex up to $100 million. As part of the agreement, Scilex transferred to St. James collateral in the form of securities in a publicly held company worth over $100 million at the time they were transferred. St. James was contractually obligated to retain the collateral until Scilex repaid the loan or defaulted (which it never did). But Defendants never planned to retain the shares.
2.
The entire transaction was a sham. Neither St. James nor Wade, who turns out to have engaged in other loan and stock manipulation frauds, had the capital to fund the loan. Instead, the Wade Defendants planned at the outset to demand stock from Scilex, sell it, and use the proceeds from the sale to fund the loan. Because the Wade Defendants insisted on a 60% loan to value—that is, St. James would loan 60% of the value of the collateral—the Wade Defendants would be able to walk away with approximately 40% of the proceeds of the sales.
3.
In December 2025, Scilex transferred over 85 million shares of a public company, Datavault AI, Inc. (“Datavault”), to St. James pursuant to the Loan Agreement. St. James was contractually obligated to retain the shares. But following a tip in mid-February 2026 that the shares may have been sold, Scilex began investigating where the shares were located. After receiving the tip, Scilex asked St.

James where its collateral was being held and if it had been sold. St. James repeatedly

COMPLAINT

reassured Scilex that St. James was holding the shares for the benefit of Scilex and that it had not sold the shares. That was a lie.

4.
Through publicly available trading data and information from Scilex’s transfer agent, Scilex came to learn that its Datavault shares had been transferred to a brokerage account in Scilex’s name (or for its beneficial interest) at Defendant BNY Mellon. Yet Scilex never opened any accounts at BNY Mellon. Worse, after the shares were transferred to BNY Mellon, they were sold off over the course of approximately a month. Scilex never authorized BNY Mellon—or anyone else—to possess, much less sell, the shares.
5.
Defendants’ fraud significantly damaged Scilex. Among other things, Scilex has been deprived of tens of millions of the shares it held in Datavault, which would be nearly impossible to reobtain on the open market. It has also been deprived of the value of those shares. The colossal volume of Defendants’ sales of Datavault stock over a short trading period drove down the market value of the shares. This harmed Scilex because of its remaining substantial holdings in Datavault. But it also damaged Scilex because it led St. James to accuse Scilex of defaults due to decreases in the stock price and trading volume. To cure the purported defaults, Scilex pledged additional Datavault shares to St. James to “true up” the collateral and paid fees St. James imposed upon it. Unbeknownst to Scilex at the time, these purported defaults were caused by Defendants’ manipulation of Datavault stock through the massive volume of sales carried out by BNY Mellon, who on numerous occasions facilitated over $10 million of fraudulent and suspicious transactions while failing to comply with SEC reporting requirements and failing to notify Scilex of its reporting obligations under Rule 13-h.

JURISDICTION AND VENUE

6.
The Court has subject matter jurisdiction over this action pursuant to 28 U.S.C. §§ 1331, 1338(a), and 1367(a) because the Court has original jurisdiction over Plaintiff’s claim for violation of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 and supplemental jurisdiction over Plaintiff’s claims arising under California law.

COMPLAINT

7.
The Court has personal jurisdiction over Defendants because they reside and/or conduct business in the State of California.
8.
Venue is proper in this district pursuant to 28 U.S.C. § 1391(b)(2) because a substantial part of the events and omissions giving rise to Plaintiff’s claims occurred in this district. Venue also is proper in this district pursuant to 28 U.S.C. § 1391(c) because all Defendants are subject to personal jurisdiction in this district and either reside in this district or are not United States residents.

PARTIES

9.
Plaintiff Scilex Holding Corporation is a corporation organized under the laws of the State of Delaware with its principal place of business in Palo Alto, California.
10.
Upon information and belief, Defendant Marc Wade is an individual who resides in Laguna Beach, California. Wade held himself out to Scilex executives as the owner of Defendant St. James and Omega & Corinth. A website, wade.capital, lists Wade as the “Patriarch” of Wade Capital, a family office investment firm. The website lists Mick Mulvaney, former Chief of Staff to President Trump, and Todd Spitzer, former California State Assembly Member and current Orange County District Attorney, as advisors to Wade Capital.
11.
Upon information and belief, Defendant Andrew Branion is an individual who resides in Toronto, Ontario. Branion held himself out to Scilex executives as the CEO of Omega & Corinth, and directly engaged with Scilex executives in negotiations relating to the Loan Agreement.
12.
Upon information and belief, Defendant Bradley Barlow is an individual who resides in Laguna Beach, California. Barlow held himself out to Scilex executives as an attorney for Omega & Corinth, and directly engaged with Scilex executives in negotiations relating to the Loan Agreement.
13.
Upon information and belief, Defendant St. James Bank & Trust Company Ltd. is a restricted bank and trust company incorporated under the laws of The Commonwealth of The Bahamas with its principal place of business in Nassau, Bahamas.

COMPLAINT

14.
Upon information and belief, Defendant Omega & Corinth, Ltd. is an international business company incorporated under the laws of The Commonwealth of The Bahamas with its principal place of business in Nassau, Bahamas.
15.
Upon information and belief, Defendant Bank of New York Mellon Corporation is a corporation organized under the laws of the State of Delaware with its headquarters in New York, New York. Bank of New York Mellon has numerous offices in California, including in this district.

FACTUAL BACKGROUND

I.
MARC WADE AND THE LOAN AGREEMENT
16.
In or around November 2025, Plaintiff sought to raise capital to, among other things, support another company, Datavault, of which Scilex is a major shareholder. Time was of the essence because Datavault required capital to complete a substantial transaction by the end of 2025.
17.
Through intermediaries, including “Intermediary 1,” Scilex executives Henry Ji and Stephen Ma, who are Scilex’s CEO and COO/CFO, respectively, were introduced to Wade as someone who could provide a non-recourse stock loan. In a stock loan, a borrower pledges securities as collateral.
18.
On or about November 21, 2025, Ji and Ma met Wade and Branion, as well as other Wade associates, for lunch at the Montage Hotel in Laguna Beach, California. Wade represented to Ji and Ma that he was an experienced and reliable financial professional who had done “$6-7 billion” worth of stock loan transactions in the past year for insurance companies. Wade also told Ji and Ma that he was the “owner” of Defendant St. James, which he explained was a bank located in the Bahamas, as well as a related entity, Omega & Corinth Group Ltd., both of which could facilitate stock loans. At the lunch, Ji and Ma were told that Branion was Omega & Corinth’s CEO, that he had worked for Scotia Bank and had experience with insurance products. Branion’s history working at a large commercial bank bolstered Wade’s legitimacy. The parties

COMPLAINT

discussed a stock loan through which Scilex would pledge as collateral Datavault stock (“DVLT” or “Pledged Securities”).1
19.
On November 27, 2025, Barlow, emailed Ma an initial PDF draft of a loan agreement with St. James as the lender. Ma replied less than an hour later, cc’ing Ji and Scilex’s corporate counsel, and requesting a Word version of the draft agreement so that Scilex’s counsel could review and mark it up.
20.
On November 29, 2025, Ma sent Barlow clean and redline versions of Scilex and its counsel’s proposed changs to the loan agreement.
21.
On the morning of November 30, 2025, Barlow sent new clean and redline versions of the loan agreement to Scilex and its counsel, writing that he was providing “our best and final” response to Scilex’s proposed changes. Nearly all of Scilex’s proposed changes were rejected.
22.
Ji, Ma, Wade, and Barlow spoke by phone on November 30 to discuss the terms of the loan. Among other things, the draft loan agreement gave St. James the right to sell stock it received as collateral. Ji and Ma explained to Wade and Barlow that it was critical to Scilex that any shares given as collateral not be sold. This was for several reasons, including because Scilex believed in the long-term value of Datavault and did not want to trigger onerous reporting obligations for each transaction. Additionally, if the shares were going to be sold, there was no purpose in entering into a loan agreement because Scilex could simply sell the shares itself.

1 Where Scilex transferred DVLT shares to St. James as collateral, per the Loan Agreement those shares did not become pledged until St. James transferred loan proceeds to Scilex. For simplicity, the Complaint nevertheless refers to any DVLT shares Scilex ultimately pledged as collateral to St. James as Pledged Securities, even if at the time they are referenced they had not yet been pledged.

COMPLAINT

23.
Ji, Ma, Wade, and Barlow discussed changing other terms of the loan, including increasing the loan amount, shortening the term of the loan, and permitting Scilex to prepay the loan. Wade and Barlow agreed to these changes, including removing the provision permitting St. James to sell the Pledged Securities, and explained that they would revise the draft agreement to reflect these changes but no others. Per the original draft agreement, St. James would provide a loan value of up to 75% of the value of the Pledged Securities. Because of the changes requested by Scilex, Wade insisted that this be reduced to 60%, to which Scilex agreed.
24.
Following these discussions, on the evening of November 30, Barlow sent a revised draft of the loan agreement that incorporated these newly agreed-upon terms. Significantly, Barlow only sent a clean version of the draft and no redline, and wrote in a cover email: “As discussed, we will create 4 tranches at $50m per tranche. All other agreed terms have been incorporated into the new structure.” Barlow sent two other versions of the agreement to Scilex. Neither of these emails included redlines from the previous versions of the draft. In the final draft sent, which Scilex ultimately signed just hours later on December 1, the loan amount was $50 million and Pledged Securities were 39,202,800 shares of DVLT.
25.
Despite Wade and Barlow representing that they would use the same “template” agreement first sent to Scilex on November 27, except with changes to the terms the parties discussed on November 30, the clean drafts Barlow sent Scilex on the evening of November 30 contained other material changes that the parties did not discuss. Most notably, these drafts included a provision that any disputes relating to or arising out of the Loan Agreement must be arbitrated in the Bahamas. The parties never discussed any such changes to the agreement. The earlier versions of the draft reviewed by Scilex and its counsel did not have any provisions relating to arbitration and included a United Kingdom forum selection clause. When Ji signed the Loan Agreement on December 1, neither he, Ma, nor Scilex’s counsel knew that the arbitration provision had been added and the forum changed to the Bahamas. Ji reasonably relied upon Wade and Barlow’s representation that the changes to the Loan Agreement would be limited to what the parties discussed on November 30.

COMPLAINT

II.
THE PLEDGED SECURITIES AND LOAN PROCEEDS
26.
On or about December 1, 2025, the same day Ji signed the Loan Agreement on Scilex’s behalf, Scilex authorized its transfer agent (the “Transfer Agent”) to transfer 39,202,800 DVLT shares to St. James.
27.
Although St. James was obligated to provide funding promptly, Wade began making excuses about delays in providing the funding. For example, in an early December phone call, Wade told Ji that St. James’s broker, Citibank, would not accept DVLT shares. Wade explained that he instructed Todd Spitzer, an advisor to one of Wade’s companies and the District Attorney of Orange County, California, to call Citibank to request that they accept the shares. Wade further stated that Citibank told Spitzer that it would accept them, but nevertheless had not done so and St. James was looking for another broker.
28.
On or about December 8, 2025, Scilex and St. James amended the Loan Agreement, increasing the loan amount from $50 million to $100 million and the Pledged Securities to 85,838,800 shares of DVLT.
29.
Ji continued to press Wade on providing the funding, and Wade continued to make excuses. Ji also explained that Datavault had to provide assurances to the party with whom it was trying to finalize a transaction with by year-end that it would have sufficient available funds. To reassure Ji, and in turn Datavault’s transaction counterparty, Wade instructed St. James’s president, Bernard Kemp, to send a letter stating that St. James would fund the first tranche of the loan as soon as the Pledged Securities were delivered to St. James’s custodian. Kemp did so on or about December 9, 2025.
30.
Ji and Ma met with Wade and others on or about December 11 and 12, 2025, at the Fontainebleau Hotel in Las Vegas, Nevada. Ji and Wade continued to discuss St. James providing the funding and the significance of Datavault’s pending transaction. Wade told Ji and Ma that he just received $10 billion from various insurance companies and that he has the funding to support Scilex in the future. To provide further assurance, Wade directed Kemp to send another letter to Scilex, which Kemp did on or about

COMPLAINT

December 12, writing that St. James would wire Scilex approximately $73,649,690 on December 15, 2025. St. James did not provide those funds on December 15.
31.
Also on or about December 12, 2025, Scilex authorized its Transfer Agent to transfer an additional 46,636,000 DVLT shares to St. James.
32.
On or about December 16, the first tranche of 39,202,800 DVLT shares was transferred from Scilex to St. James.
33.
On December 16, 2025, Ji and Ma had dinner with Wade and several of his associates, including Barlow and Spitzer, at Javier’s Restaurant in Newport Beach, CA. During this dinner, Ma asked Spitzer how, as District Attorney, he was also able to do business with Wade. Spitzer told Ma that he was an advisor to Wade and received a special waiver permitting him to do business with Wade despite being the District Attorney. The presence of Spitzer at the dinner and his representation to Ma reassured Scilex’s then-belief that Wade was a legitimate businessperson.
34.
On or about December 19, 2025, St. James sent Scilex statements indicating that it had funded Scilex’s St. James account with $9,975,000. As described below, these statements were false. When Ma repeatedly asked St. James’s COO, Anastacia Brooks, to send that money to Scilex’s U.S. bank account, she made excuses to delay that transfer. The funds were not made available to Scilex for another 10 days. St. James nevertheless used the purported funding on December 19 to later manufacture a claim that Scilex defaulted on the Loan Agreement based on a decrease in the trading volume of DVLT shares pegged to December 19 after Wade and St. James caused massive increases in trading volume around that date.
35.
On or about December 23, 2025, Ji and Wade had lunch at Javier’s Restaurant. Ji yet again pressed Wade to provide the funding, and Wade assured him that it would be provided in the coming days. Ji also had Wade speak with a representative of Datavault’s transaction counterparty to assure that the funds would be available to the counterparty by year-end.

COMPLAINT

36.
Also, on or about that same day, the second tranche of 46,636,000 DVLT shares was transferred from Scilex to St. James.
37.
Finally, on or about December 29, 2025, St. James provided the first payments under the loan. Because Scilex and Datavault needed a portion of the funds to go immediately to Datavault’s transaction counterparty, Scilex instructed St. James to wire $9,230,081 directly to the transaction counterparty, and $12,297,744 to Scilex, which St. James did.
38.
One month later, on or about January 21, 2026, St. James made its third and final payment of $15,501,979 to Scilex.
III.
MISREPRESENTATIONS REGARDING THE PLEDGED SECURITIES’ LOCATION
39.
In February 2026, Scilex received a tip that Wade and St. James had been selling the Pledged Securities in violation of the Loan Agreement. Leading up to this, following Scilex’s transfers of Pledged Securities to St. James, St. James’s Brooks would email Ma to advise that, pursuant to the Loan Agreement, St. James was assigning the Loan and St. James’s rights in the Pledged Securities to Omega & Corinth. Brooks also wrote that the Pledged Securities were delivered to St. James’s custodian, Stark Securities Ltd. (“Stark”), and that per the assignment, the shares would be transferred from St. James’s Stark account to Omega & Corinth’s Stark account. Brooks further wrote that Stark required Scilex to acknowledge the transfer, which Ma did each time on Scilex’s behalf.
40.
Following one such email, on or about February 4, 2026, Ma sent Brooks an email asking if the Pledged Securities were being held in a Scilex account under Scilex’s name, because the shares still belonged to Scilex. Brooks responded that the shares remain “beneficially owned” by Scilex, but pledged in favor of St.

James and thereafter to Omega & Corinth. Ma and Brooks had a nearly identical email exchange on or about February 10, 2026, following another transfer of Pledged Securities.

COMPLAINT

41.
In or around mid-February 2026, Intermediary 1, who introduced Ji and Ma to Wade, called Ma to advise him that he was concerned that Wade and St. James were selling Scilex’s Pledged Securities. Intermediary 1 provided Ma with evidence supporting his concern.
42.
Growing increasingly suspicious, Ma asked Brooks to provide additional assurances regarding the location of the Pledged Securities. For example, Ma asked for a statement showing where the Pledged Securities were being held. On or around February 18, 2026, Brooks emailed a statement showing that the Pledged Securities were being held at St. James. This only led to more questions. Ma asked why the shares were being held at St. James if Brooks had told him that they were being held at Stark. Brooks did not have an answer. Ma also asked for online access to the Scilex accounts at St. James and Stark, but Brooks told Ma that she would not provide such access.
43.
Wade had also previously told Ma that the Pledged Securities were pledged to an insurance company. Ma asked Brooks why, if this were the case, the shares were not being held in a collateral account pledged to an insurance company. Again, Brooks did not have an answer.
44.
Instead of answering Ma’s questions directly, Brooks repeatedly told Ma that the Pledged Securities were being held for the benefit of Scilex and pledged to St. James and thereafter Omega & Corinth. Brooks also told Ma in a February 18, 2026 email that the Pledged Securities “have not been sold.” As Scilex later learned, this statement was untrue because by February 18, nearly all of the Pledged Securities had been sold by Defendants.

COMPLAINT

IV.
THE PLEDGED SECURITIES ARE SOLD
45.
The information from Intermediary 1 and evasiveness by Brooks led Scilex to dig even deeper. Among other things, Scilex obtained records available through the Depository Trust & Clearing Corporation (“DTCC”)2 reflecting daily positions of registered brokers in DVLT. The data shows that after Scilex transferred the first tranche of Pledged Securities to St. James in mid-December 2025, the value of DVLT shares began dropping precipitously. This drop was not correlated to any negative news about Datavault or the market generally. Rather, it related to an extremely high and unusual volume of sales of DVLT. The price remained depressed through February 2026, while Scilex continued to transfer Pledged Securities to St. James, only rising briefly in early January due to positive news about Datavault.
46.
As described below, these sales were being made unlawfully by Defendants, who sold all the Pledged Securities. Wade and St. James compounded their wrongdoing by using the sales to fund the loan and manufacture defaults based on the DVLT stock price and trading volume to extract additional Pledged Securities and fees from Scilex to cure the purported defaults.
47.
DTCC reports for BNY Mellon show that its position in DVLT stock correlated with the timing and amounts of Scilex’s transfers of Pledged Securities to St. James. Scilex transferred Pledged Securities to St. James four times between December 16, 2025, and February 13, 2026. During that span, BNY Mellon’s DVLT position increased on only five days, four of which were on the days of those transfers.

2 DTCC is a Securities and Exchange Commission–regulated clearing agency that operates the core U.S. clearance, settlement, and securities depository infrastructure mandated by Section 17A of the Securities Exchange Act of 1934, facilitating the prompt and accurate clearance and settlement of securities transactions and safeguarding securities and funds held for market participants. DTCC generates daily position statements which reflect, as of specific dates, the quantity of a given security credited on the books of the depository to each participant’s account and by extension, the aggregate positions held by those participants’ customers; these records are used by issuers, trustees, and market participants to identify the distribution of holdings at the participant level and to verify the existence, size, and movement of positions over time.

COMPLAINT

48.
The day before Scilex’s first transfer of Pledged Securities, BNY Mellon’s DVLT position was 3,683,873 shares. On December 16, 2025, the day Scilex transferred 39,202,808 DVLT shares to St. James, BNY Mellon’s position increased by a nearly identical amount, 39,110,700 shares. Similarly, on December 23, 2025, Scilex transferred 46,636,000 shares and BNY’s daily position increased by 30,620,158. While there is a difference of approximately 16 million shares, as described below, that is because Wade Defendants, through BNY Mellon, were simultaneously selling large portions of DVLT shares.
49.
Scilex also made two transfers of 5,000,000 DVLT shares each to St. James on February 6 and February 13, 2026. BNY Mellon’s DVLT position also increased on those days by, respectively, 4,653,565 and 4,970,705 shares.
50.
In addition to the correlation between BNY Mellon’s DVLT position and Scilex’s DVLT stock transfers to St. James, Scilex’s Transfer Agent told Scilex that based on trading records available to it, the overwhelming majority of DVLT shares that were held and traded by BNY Mellon were held in an account for the beneficial interest of Scilex. Yet, Scilex has never had a brokerage account with BNY Mellon and never authorized the transfer of any of its shares to BNY Mellon.
51.
The DTCC report also shows that immediately after BNY Mellon’s DVLT position increased, it began to sell the position. For example, in the five days between Scilex’s initial and second transfers of DVLT stock to St. James, BNY Mellon’s DVLT position decreased from 42,794,573 to 30,581,995, or by approximately 12 million shares. Between the second transfer (December 23, 2025) and the next transfer (February 6, 2026), BNY Mellon’s position decreased from 61,202,153 to 8,259,846, or by nearly 54 million shares. Following BNY Mellon’s position increasing by approximately 5 million shares after Scilex’s February 2026 transfers to St. James, BNY Mellon’s position decreased by approximately 5 million shares in the days following each transfer.
52.
During this period, DVLT’s stock price decreased dramatically. On December 16, 2025, the date of the first transfer of shares, the closing price for DVLT was $1.39. Between December 16 and December 31, BNY Mellon’s DVLT net position decreased

COMPLAINT

by nearly 30 million shares. The closing date on December 31, 2025 was $0.65, or less than half the price on December 16. The price increased in early January because of positive news regarding Datavault, increasing to a January high closing price of $1.44 on January 5, 2026. But due to continued sales, the price again decreased. By February 27, 2026, Wade and St. James, through BNY Mellon, had sold off all of the Pledged Securities. The closing price of DVLT stock that day was $0.71.
53.
Coinciding with some of the larger sales of BNY Mellon’s DVLT position in mid-December 2025 through February 2026, were short sale volume spikes. For example, short sale volume spiked significantly on December 19, 2025 after BNY Mellon sold approximately 5.7 million DVLT shares (from 18 million to 32 million shorted shares, a 78% increase) and again on December 22, 2025 when BNY Mellon sold approximately 6.5 million DVLT shares (from 32 million to 74 million shorted shares, a 131% increase).3
54.
Upon information and belief, Wade and St. James used the proceeds of the sale of Scilex’s Pledged Securities to fund the loan. Between December 16 (the date Scilex first transferred shares) and December 29 (the date St. James provided the first loan funds), BNY Mellon sold approximately 30 million DVLT shares at an average closing price of $0.91. This would equal approximately $27 million, more than enough to cover the funds that St. James paid out under the loan on December 29.
55.
Upon information and belief, the Wade Defendants also established substantial short positions in DVLT shares before selling millions of shares in the open market, which further decreased DVLT’s price and increased the Wade Defendant’s profit.

3 Short Interest Data, UNUSUAL WHALES, https://unusualwhales.com/shorts(last visited March 10, 2026).

COMPLAINT

V.
THE MANUFACTURED DEFAULTS
56.
The high volume of Defendants’ trading and corresponding decrease in stock price also allowed St. James to manufacture claims that Scilex defaulted under the Loan Agreement. Scilex would not have defaulted if Defendants had not manipulated DVLT shares. Each time Scilex supposedly defaulted, St. James would give Scilex an opportunity to cure the default, which Scilex did by providing additional Pledged Securities and paying fees imposed by St. James.
57.
Among other things, the Loan Agreement provides that Scilex commits a “Share Price Default” if the DVLT share price declines by an amount determined by a formula in the Loan Agreement. Scilex would also commit a “Trading Volume Default” when the average volume for any three consecutive trading days falls more than 20% below the average daily trading volume for the 30-day trading period immediately preceding the date that St. James provides funding under the Loan Agreement. Notably, there is no provision in the Loan Agreement to cure these events of default.
58.
As noted, on December 19, 2025, St. James issued statements reflecting that it had made a first tranche payment to Scilex of $9,975,000, which was deposited into Scilex’s St. James account. But St. James would not transfer those funds to Scilex’s U.S. bank account and made excuses for why it could not do so.
59.
On information and belief, St. James did not have funds available to make this payment to Scilex. It manufactured false statements reflecting that it had deposited the funds into Scilex’s St. James’s account for two reasons. First, St. James wanted to reassure Scilex that the payments were being made and additional ones were forthcoming. Second, St. James wanted to peg a Trading Volume Default to a day that it knew that DVLT trading volume would be high—because the Wade Defendants caused it to be so.
60.
St. James achieved its goal of manufacturing defaults. On or about December 30, 2025, St. James’s Anastacia Brooks emailed Scilex with a proposal to cure a supposed Share Price Default, which was caused by Defendants’ sale of DVLT stock. St. James demanded Scilex to transfer 10,425,360 additional Pledged Securities and pay

COMPLAINT

a forbearance fee in the amount of $112,904 or equivalent Pledged Securities to cure, which Scilex did.
61.
Additionally, on or about February 2, 2026, St. James accused Scilex of a Trading Volume Default. This took Ji by surprise. During negotiations for the Loan Agreement, Ji objected to inclusion of a Trading Volume Default. Wade then reassured him that while that is a standard term in his agreement, he has never claimed that a borrower was in a Trading Volume Default. As in December, Brooks emailed Scilex with a proposal to cure the Trading Volume Default. Wade and St. James required Scilex to transfer an additional 10,000,000 shares of DVLT to St. James and pay a waiver and forbearance fee of $387,974 or 579,066 shares of DVLT. When Ji called Wade to complain about the default and cure, Wade would not agree to waive the default, but permitted Scilex to transfer the 10,000,000 shares in two tranches, spread out by a week. Ma repeatedly asked Wade and Brooks to provide calculations to substantiate St. James’s demand for 10,000,000 shares. Brooks never provided these calculations and instead dismissively rejected Ma’s request, evasively claiming that such calculations were too complicated to provide. Scilex nevertheless pledged the shares and paid the forbearance fee.
VI.
THE WADE DEFENDANTS’ PATTERN OF FRAUDULENT CONDUCT
62.
Wade’s fraudulent scheme against Scilex is not an isolated incident—it is a calculated pattern of deception. In 2013, Wade executed an identical playbook against Fengyun Jiang, who secured a loan by pledging shares as collateral. See First Am. Compl. Fengyun Jiang v. Marc Wade, Case No. 30-2018-00992324-CU-FR-CJC, Cal. Super. Ct. County of Orange, Aug. 17, 2018. Specifically, Jiang entered into a stock loan agreement with Wade’s shell company, in which it and Wade represented that the company would make a $4.275 million loan to Jian to be secured by 1,500,000 shares of stock. In negotiating the loan agreement, Wade represented and agreed that the shares would be returned within 15 business days after repayment of the loan. In May 2015, Jiang repaid the loan in full, but Wade refused to return the shares. He refused to return

COMPLAINT

the shares because he no longer had them. Arbitration proceedings exposed Wade’s scheme by revealing that he had sold the very shares Jiang pledged as security for the loan. The parallels are unmistakable–Wade approached Jiang with the same loan structure, demanded the same collateral arrangement, and ultimately disposed of the pledged securities in the same scheme he used against Scilex.
63.
This was not the first time Wade promulgated a scheme of this nature. In 2013, Wade was involved in a market manipulation scheme to defraud BTIG, a limited liability company, in which Wade placed an $18,339.00 million order to buy 426 million shares of stock that he could not, and did not, pay for. First Am. Compl. BTIG LLC v. Floyd Associates, Inc., Case No. BC 528909, Cal. Super. Ct. County of Los Angeles. Wade and the other defendants manipulated the stock price upward with the intention of selling the shares at an artificially inflated value, causing them to collapse when they disposed of the shares and leaving GTIG with 426 million nearly worthless shares. The parties all consented to arbitration, and the arbitration panel unanimously determined that Wade and the other respondents were “negligent in their failure to disclose material facts and in making other misrepresentations and omissions, which led to BTIG’s damages,” and found respondents joint and severally liable to BTIG for $16,155,451,00. Pet. to Confirm Arb. Award BTIG LLC v. Floyd Associates, Inc., Case No. 2:17-cv-00921-DSF-SS, C.D. Cal., Feb. 3, 2017. This award was confirmed by the court.
64.
Wade’s schemes were not limited to lending and securities. In December 2020, Wade, through a shell corporation, offered advertising services to The Anthos Group, Inc. (“The Anthos Group”), a CBD company, and represented to it that it had the advertising expertise “to provide advertising and product design services sufficient to guarantee sales of 100 or more of the highest converting advertisements in the CBD sector” on an accelerated timeframe. See Compl. The Anthos Group, Inc. v. Marc Wade, Case No. 21-ST-CV-44846, Cal. Super. Ct. County of Los Angeles, December 8, 2021. The Anthos Group entered into an agreement with Wade, which required it to provide an “onboarding fee” of $250,000.00 to Wade for the accelerated services. Wade never provided any services to The Anthos Group, and The Anthos Group requested its

COMPLAINT

onboarding fee be returned. Wade repeatedly represented and assured The Anthos Group that he would return the onboarding fee “in less than two weeks” but never did, and instead kept the entire $250,000.00 for his own personal use and gain. This deception, marked by constant assurances that never materialize, is Wade’s hallmark, and it is exactly what he did to Scilex.
65.
In addition to Wade individually, St. James and Omega & Corinth have had at least four Particulars of Claim filed against them in the United Kingdom for conduct nearly identical to Wade’s. See Rajiv Sarman Shuka v. The St. James Bank & Trust Company LTD & Omega & Corinth Group LTD, High Court of Justice (KBD), Case No. CL-2024-000455 (Jan. 15, 2025), Amend. Particulars of Claim; APM Investment Holdings LTD v. St. James Bank & Trust Company LTD & Omega & Corinth Group LTD, High Court of Justice (KBD), Case No. CL-2025-000271 (Dec. 4, 2025), Amend. Particulars of Claim; ADK Soho Fund LP v. St. James Bank & Trust Company LTD & Omega & Corinth Group LTD, High Court of Justice (KBD), Case No. CL-2025-000524 (Feb. 3, 2026), Particulars of Claim; D2BW Limited v. St. James Bank & Trust Company LTD & Omega & Corinth Group LTD, High Court of Justice (KBD), Case No. CL-2026-000011 (Feb. 25, 2026), Particulars of Claim. In all four cases, the claimants had entered into loan agreements with St. James, St. James assigned its rights and obligations under the respective loan agreements to Omega & Corinth, and St. James liquidated the collateral and denied or ignored all requests by claimants for early repayment. Specifically, in the most recently filed case, D2BW Limited v. St. James Bank & Trust Company LTD, upon what St. James claimed was an “uncurable” event of default, it as the lender refused to disclose to DB2 Limited whether the pledged securities had been sold and refused to agree to release the pledged securities upon discharge by DB2 Limited’s obligations under the loan agreement. As made evident by the large number of claims against Wade and St. James, this scheme knows no borders or bounds, and they are showing no signs of stopping this fraudulent conduct.

FIRST CAUSE OF ACTION

VIOLATION OF § 10(B) OF THE EXCHANGE ACT AND RULE 10b-5

COMPLAINT

(Against All Defendants)

66.
Plaintiff repeats and realleges each and every allegation contained in Paragraphs 1 through 65, above, as though set forth fully herein.
67.
Defendants violated § 10(b) of the Exchange Act and Rule 10b-5 in that they: (1) Employed devices, schemes, and artifices to defraud; (2) Made untrue statements of material fact or omitted to state material facts necessary to make the statements made, in light of the circumstances in which they were made, not misleading; and (3) Engaged in acts, practices and a course of business that operated as a fraud or deceit on Scilex in connection with the purchase and/or sale of securities through the Loan Agreement.
68.
Specifically, the Wade Defendants knowingly or recklessly misrepresented material information regarding the Loan Agreement. They falsely stated that they intended to hold the Pledged Securities as collateral when, in fact, they never intended to do so. Instead, Wade and St. James intended to (1) immediately sell the Pledged Securities upon receipt and use the proceeds from those unlawful sales to fund the loan proceeds, (2) execute high-volume trades to drive down the DVLT share price and artificially trigger events of default under the Loan Agreement, and (3) thereby further fraudulently induce Scilex to transfer additional securities to St. James.
69.
The Wade Defendants’ false representations of material fact include, without limitation, (1) Wade’s misrepresentation on November 21, 2025 that he was an experienced and reliable financial professional who had done “$6-7 billion” worth of stock loan transactions in the past year for insurance companies, (2) Wade and Barlow’s misrepresentations on November 30, 2025 that St. James would not sell the Pledged Securities and leveraging that promise to reduce the loan value term to 60%,

(3) Wade and Barlow’s misrepresentation on November 30, 2025 that the final draft of the Loan Agreement contained only agreed-upon terms and their material omission that they had belatedly inserted an arbitration provision into the Loan Agreement and had also changed the forum selection clause to the Bahamas, (4) Wade’s misrepresentation in early December 2025 that the loan proceeds were delayed due to Citibank, (5) Wade and Kemp’s misrepresentation on or about December 11 and 12, 2025 that St. James

COMPLAINT

would wire Scilex approximately $73,649,690 on December 15, 2025, (6) Brooks’ misrepresentation on or around February 18, 2026, that the Pledged Securities were being held at St. James and her emailing an apparently fraudulent statement reflecting same, (7) Brooks’ misrepresentations on or about December 30, 2025 claiming that Share Price Default occurred and needed to be cured when in truth and in fact any price drop was artificially induced by St. James, (8) Brooks’ misrepresentations on or about February 2, 2026 claiming a Trading Volume Default occurred when in truth and in fact these circumstances were artificially induced by St. James.

70.
These representations were knowingly false when made or else were made in reckless disregard for the truth as evidence by the facts that (1) the Wade Defendants knew Scilex objected to the Pledged Securities being sold and the Wade Defendants represented they would comply with that mandate and even changed material terms in the Loan Agreement to reflect that mandate and further induce Scilex’s assent, (2) the Wade Defendants immediately began selling the Pledged Securities notwithstanding their previous representations that they would hold the Pledged Securities, and (3) the Wade Defendants had a history of perpetrating the same or similar fraudulent schemes.
71.
These misrepresentations were material to, and intended to induce, Scilex’s decision to temporarily transfer the Pledged Securities to St. James as collateral for the Loan Agreement.
72.
But for Defendants’ knowingly or recklessly false misrepresentations and omissions, Scilex would not have agreed to the terms of the Loan Agreement and would not have transferred the Pledged Securities.
73.
As a direct and proximate result of the Wade Defendants’ knowingly false statements, Scilex suffered damages by being induced to transfer millions of DVLT shares to St. James. Scilex would not have entered into the Loan Agreement at all had they been aware that the Wade Defendants wrongfully intended to sell all the shares, fund the loan with those fraudulent proceeds, drive down the stock price, and further fraudulently induce Scilex to transfer more Pledged Securities.
74.
By executing high-volume trades to intentionally drive down the DVLT share

COMPLAINT

price, Defendants also employed devices, schemes, and artifices to defraud and engaged in acts, practices and a course of business that operated as a fraud or deceit on Scilex in connection with the Loan Agreement.
75.
In executing this scheme, the Wade Defendants intended to deceive, manipulate and defraud Scilex. Defendant BNY Mellon acted with extreme recklessness by permitting an account to be fraudulently opened in Scilex’s name or for the benefit of Scilex and/or by permitting the unlawful trading of DVLT shares of which Scilex is the beneficial owner, allowing millions of shares to be deposited into that fraudulent account, and immediately thereafter allowing high-volume share transfers, totaling millions of dollars, without complying with SEC reporting requirements. At all relevant times, Scilex was the single largest shareholder of DVLT. Each fraudulent, high-volume trade triggered numerous SEC reporting requirements, including Forms 13G, 4, and 13-H, which would have disclosed BNY Mellon’s role as the broker holding the substantial DVLT positions. These forms were never filed. As a sophisticated financial institution, BNY Mellon was well aware of these reporting requirements and therefore knew the transactions were noncompliant and suspicious. BNY Mellon would have been alerted after the first noncompliant transaction, but nevertheless engaged in dozens, if not hundreds, of noncompliant transactions. BNY Mellon should have halted the trading activity or taken corrective action as soon as it was alerted. Instead, BNY Mellon continued to facilitate the noncompliant trading activity. Through this willful facilitation of millions of dollars in noncompliant trades, BNY Mellon not only executed the fraudulent scheme but provided Wade and St. James the cover they needed to systematically manipulate the market and loot the Pledged Securities.
76.
As a direct and proximate result of Defendants’ employment of deceptive and manipulative acts and devices, Scilex suffered damages in an amount to be proved at trial, but totaling at least $100 million.
77.
Scilex is entitled to relief, including, but not limited to, actual damages and such other relief as the Court deems just and proper.

SECOND CAUSE OF ACTION

COMPLAINT

VIOLATION OF CAL. CORP. CODE §§ 25401 AND 25501

(Against the Wade Defendants)

78.
Plaintiff repeats and realleges each and every allegation contained in Paragraphs 1 through 77, above, as though set forth fully herein.
79.
The Wade Defendants offered to purchase, and did purchase, securities from Plaintiffs, within the State of California, by means of communications that included untrue statements of material fact or omitted to state material facts necessary to make the statements made, in the light of the circumstances under which the statements were made, not misleading.
80.
Specifically, the Wade Defendants made untrue statements regarding (a) holding the Pledged Securities as collateral, (b) the location of the Pledged Securities,and (c) the source of funding for the Loan Agreement. These untrue statements were material to Plaintiff’s decision to pledge its DVLT shares as collateral for the loan and to transfer millions of DVLT shares to Wade.
81.
By virtue of these untrue statements of material fact, the Wade Defendants are strictly liable under California Corporations Code Section 25401.
82.
The Wade Defendants materially assisted in this violation of California Corporations Code Section 25401 with intent to deceive or defraud Plaintiff, and thus are jointly and severally liable for the violations pursuant to California Corporations Code Section 25504.1.
83.
Because Plaintiff never intended the DVLT shares to be sold, Plaintiff is entitled to recission under California Corporations Code Section 25501.
84.
In the alternative, Plaintiff is entitled to the price of DVLT shares at which they were sold, plus interest at the legal rate from sale.
85.
Additionally, Plaintiff is entitled to attorney’s fees and costs under California Corporations Code Section 25501.

THIRD CAUSE OF ACTION

FRAUDULENT INDUCEMENT

RESCISSION UNDER CAL CIV. CODE §§ 1688 et seq.

COMPLAINT

(Against the Wade Defendants)

86.
Plaintiff repeats and realleges each and every allegation contained in Paragraphs 1 through 85, above, as though set forth fully herein.
87.
The Wade Defendants fraudulently induced Scilex to enter into the Loan Agreement through intentional misrepresentations and omissions. The Wade Defendants had a duty to disclose the facts that they omitted from their communications with Scilex because the undisclosed facts were known or accessible only to the Wade Defendants, and they made affirmative representations without disclosing facts which materially qualified the facts disclosed, or which rendered their disclosures likely to mislead Scilex.
88.
Specifically, in order to deceive Scilex and induce its reliance, the Wade Defendants knowingly misrepresented information regarding their intentions concerning the Loan Agreement, including by falsely stating that they intended to hold the Pledged Securities as collateral—including by virtue of Wade and Barlow’s misrepresentations on November 30, 2025 that St. James would not sell the Pledged Securities and their leveraging that promise to reduce the loan value term to 60%—when, in fact, they never intended to honor that promise, and instead intended to (1) immediately sell the Pledged Securities upon receipt and use the proceeds from those unlawful sales to fund the loan proceeds, (2) execute high volume trades to drive down the DVLT share price and artificially trigger events of default under the Loan Agreement, and (3) thereby further fraudulently induce Scilex to transfer additional securities to St. James.
89.
These representations were knowingly false when made as evidenced by the facts that (1) the Wade Defendants knew Scilex objected to the Pledged Securities being sold and the Wade Defendants represented they would comply with that mandate and even changed material terms in the Loan Agreement to reflect that mandate and further induce Scilex’s assent, (2) the Wade Defendants immediately began selling the Pledged Securities notwithstanding their previous representations that they would hold the Pledged Securities, and (3) the Wade Defendants had a history of perpetrating the same or similar fraudulent schemes.
90.
Additional specific instances of the Wade Defendants’ false representations in

COMPLAINT

furtherance of its fraudulent inducement include, without limitation, (1) Wade’s misrepresentation on November 21, 2025 that he was an experienced and reliable financial professional who had done “$6-7 billion” worth of stock loan transactions in the past year for insurance companies, and (2) Wade and Barlow’s misrepresentation on November 30, 2025 that the final draft of the Loan Agreement contained only agreed-upon terms and their material omission that they had secretly inserted an arbitration provision into the Loan Agreement and had changed the forum selection clause to the Bahamas.
91.
The Wade Defendants’ conduct was despicable and carried out with a willful and conscious disregard for Scilex’s rights, constituting oppression, fraud, and malice within the meaning of California Civil Code § 3294. As such, Scilex is entitled to exemplary and punitive damages to the fullest extent permitted by law
92.
As a direct and proximate result of the Wade Defendants’ knowingly false statements, Scilex suffered damages as alleged herein.
93.
Scilex intends service of the summons and complaint in this action to serve as notice of rescission of the Purchase Agreement, and hereby demand that the Wade Defendants restore to them the consideration furnished by Scilex.

FOURTH CAUSE OF ACTION

CONVERSION

(Against All Defendants)

94.
Plaintiff repeats and realleges each and every allegation contained in Paragraphs 1 through 93, above, as though set forth fully herein.
95.
At all relevant times Scilex owned the Pledged Securities.
96.
As set forth herein, Defendants converted the Pledged Securities by wrongful acts, perpetrated in furtherance of a fraudulent scheme in violation of state and federal law, and in disposition of Scilex’s property rights.
97.
The Wade Defendants applied Scilex’s property to their own use, including by selling the Pledged Securities and collecting and retaining the sale proceeds derived from the unlawful conversion of the Pledged Securities.

COMPLAINT

98.
Defendant BNY Mellon applied Scilex’s property to its own use by retaining as commission and/or fees a percentage of the sale proceeds derived from the unlawful conversion of the Pledged Securities.
99.
Defendants’ conduct, including its blatantly fraudulent scheme to steal from Scilex millions of dollars in securities, was willful, wanton, oppressive, fraudulent, and malicious, and rises to levels of extreme indifference to Scilex’s rights.
100.
As a direct and proximate result of Defendants’ conversion, Scilex has suffered damages in an amount to be proved at trial, but totaling at least $100 million.
101.
Defendants’ conduct was despicable and carried out with a willful and conscious disregard for Scilex’s rights, constituting oppression, fraud, and malice within the meaning of California Civil Code § 3294. As such, Scilex is entitled to exemplary and punitive damages to the fullest extent permitted by law.

FIFTH CAUSE OF ACTION

NEGLIGENCE

(Against BNY Mellon)

102.
Plaintiff repeats and realleges each and every allegation contained in Paragraphs 1 through 101, above, as though set forth fully herein.
103.
BNY Mellon maintained an account in Scilex’s name and/or for Scilex’s benefit.
104.
As a result, BNY Mellon owed a duty of reasonable care to Scilex.
105.
BNY Mellon holds itself out to the public as a sophisticated global financial institution and broker-dealer with robust compliance, “Know Your Customer” (“KYC”), and anti-money-laundering (“AML”) controls designed to prevent misuse of customer accounts and unauthorized disposition of assets.
106.
Under applicable federal and state law and industry standards, including KYC and AML requirements, BNY Mellon is required to implement and follow a customer identification program and customer due diligence procedures reasonably designed to verify the identity and authority of persons purporting to act on behalf of legal entities, to detect and prevent unauthorized and fraudulent use of

COMPLAINT

accounts, and to safeguard customer assets.
107.
BNY Mellon either failed to conduct any meaningful KYC or customer due diligence on Wade and St. James, or conducted such due diligence in a grossly deficient manner, including by failing to: (1) verify their authority to act on behalf of Scilex; (2) obtain and review adequate corporate authorization documents; (3) confirm with Scilex, through any independent channel, that Scilex had requested or otherwise authorized the account; and (4) address obvious red flags associated with Wade’s and St. James’s attempt to open the account and control valuable collateral belonging to Scilex.
108.
Moreover, shortly after the account was opened, BNY Mellon allowed Wade or St. James to transfer, liquidate, or otherwise dispose of valuable collateral and assets beneficially owned by Scilex. BNY Mellon accepted and processed instructions and transactions from Wade or St. James with respect to the collateral without confirming that Wade or St. James had authority to give such instructions on behalf of Scilex.
109.
At no time did Scilex authorize Wade or St. James to open an account on its behalf or to dispose of the collateral, and Scilex was not aware that Wade or St. James had opened the account.
110.
BNY Mellon failed to provide notice to Scilex of the opening of the account or the subsequent transactions involving their collateral, even though BNY Mellon knew or should have known that the assets at issue were represented as belonging, and did belong, to Scilex.
111.
BNY Mellon’s own policies and procedures, as well as reasonable banking and brokerage standards, required BNY Mellon to identify the beneficial owner of the collateral, verify the authority of any purported agent, and refuse to open or operate accounts when such authority could not be confirmed.
112.
Had BNY Mellon exercised reasonable care and complied with its KYC, AML, and customer due diligence obligations, it would have discovered that Wade, St. James, and anyone purporting to act on their behalf, lacked authority to act on behalf of Scilex, and the account would not have been opened or used to dispose of

COMPLAINT

Scilex’s collateral.
113.
BNY Mellon breached its duties to Scilex by (1) allowing Wade and St.James to fraudulently open an account in Scilex’s name and/or purporting to be for Scilex’s benefit, (2) failing to exercise reasonable care in verifying the identity of the account holder, including after numerous suspicious transactions were conducted through the account, (3) facilitating the fraudulent transfer of millions of Scilex’s DVLT shares through suspicious and non-SEC-compliant transactions and failing to dishonor non-compliant transactions, (4) failing to comply with SEC reporting regulations, and (5) failing to adhere to KYC regulations and its own KYC and AML polices.
114.
An additional duty of care arose when BNY Mellon was put on notice of potential fraud in connection with the account. Specifically, when BNY Mellon executed multiple suspicious, high-volume transactions without complying with SEC reporting regulations, these noncompliant transactions would have raised red flags notifying BNY Mellon of suspicious activity and potential fraud. BNY Mellon also had a duty to notify Scilex of the reporting requirements under Rule 13-h, yet failed to do so on multiple occasions when the Pledged Securities were fraudulently transferred. BNY Mellon knew or should have known these transactions were suspicious precisely because they violated Rule 13-h compliance requirements.
115.
BNY Mellon also breached its duties by failing to comply with SEC reporting regulations, failing to notify Scilex of the suspicious activity, failing to investigate the suspicious activity, and continuing to facilitate millions of dollars in fraudulent stock sales over a period of several weeks.
116.
As a direct and proximate result of BNY Mellon’s conduct, its collateral was wrongfully disposed of, and Scilex suffered losses in an amount to be proven at trial, but believed to exceed $80 million, plus consequential damages, and other harm.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment against Defendants as follows:

COMPLAINT

1.
Damages in an amount to be determined at trial, but at least more than $100 million;

2.
Pre- and post-judgment interest at the maximum rate allowed by law;

3.
Punitive damages in an amount to be determined at trial;
4.
Rescission of the Loan Agreement;
5.
Disgorgement of all revenues, earnings, profits, compensation, and benefits generated by Defendants through their wrongful acts in an amount to be determined at trial;
6.
Attorneys’ fees and costs; and
7.
Such other and further relief as the Court deems just and proper.

COMPLAINT

DEMAND FOR JURY TRIAL

Plaintiff hereby demands a jury trial on all issues and causes of action triable by jury.

Dated:	March 11, 2026	KASOWITZ LLP

By:

/s/ Daniel A. Saunders

Daniel A. Saunders
Robert W. Bosslet
Marc E. Kasowitz (pro hac vice
application forthcoming)
Ronald R. Rossi (pro hac vice
application forthcoming)
Daniel J. Koevary (pro hac vice
application forthcoming)
Dwayne A. Amos (pro hac vice
application forthcoming)
Brittany F. Alzfan (pro hac vice
application forthcoming)

Attorneys for Plaintiff Scilex Holding Company.

COMPLAINT